SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2011 (July 13, 2011)

HQ GLOBAL EDUCATION INC.
(Exact name of registrant as specified in Charter)

Delaware	333-150385	26-1806348
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

  27th Floor, BOBO Fortune Center, No.368, South Furong Road
Changsha City, Hunan Province, 410007 PRC
(Address of Principal Executive Offices)

(86 731) 8782-8601
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2011, Hunan Oya Education Technology Co., Ltd. (“Oya”), HQ Global Education’s wholly controlled entity through contractual agreements, entered into a joint school-running agreement with the People’s Government of Zhangwu County Liaoning Province (“Zhangwu Government”) concerning school-running cooperation between Zhangwu Secondary Vocational Technical School (“Zhangwu Vocational School”) and Oya.

According to the joint school-running agreement, Oya agreed to jointly run Zhangwu Vocational School with Zhangwu Government and be responsible for providing the necessary capital for the development of the school.   During the term of the agreement, Oya shall have the ownership and right of exploitation to the newly requisitioned land, newly built houses and newly invested equipment and facilities funded by Oya other than those in the campus of the existing vocational school and shall be responsible for the creditor's rights and debts that occur during Oya’s operation, settling the labor disputes for staff members employed by Oya and the safety of the school during the term of the agreement.  In connection with the agreement, Oya warranted that the employment rate shall be above 96% and the stability rate above 92% with two-year track management for the satisfaction of students and their parents.  Oya also warranted that the welfare of Zhangwu Government’s staff members who continue to be employed will not be lower than its former welfare level.  The joint school-running agreement is effective upon its execution and the term is thirty (30) years.

The joint school-running agreement is filed as Exhibit 99.1 to this 8-K. This description of the material terms of the joint school-running agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

99.1     Joint School-Running Agreement, dated as of July 13, 2011, between the People’s Government of Zhangwu County Liaoning Province and Hunan Oya Education Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HQ Global Education, Inc.

Date: July 20, 2011	By:	/s/ Guangwen He
Guangwen He
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Joint School-Running Agreement, dated as of July 13, 2011, between the People’s Government of Zhangwu County Liaoning Province and Hunan Oya Education Technology Co., Ltd.